Exhibit 10.13

Amendment No. 1 to Santander Consumer USA Inc. 2011 Management Equity Plan

WHEREAS, Santander Consumer USA, Inc. (the “Company”) has previously approved the Santander Consumer USA Inc. 2011 Management Equity Plan (the “Plan”);

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to amend the Plan by entering into this amendment (the “Amendment”) in connection with the proposed initial public offering of the common stock (“Holdings Common Stock”) of Santander Consumer USA Holdings Inc. (“Holdings”), pursuant to the Registration Statement (the “Registration Statement”) of Santander Consumer USA Holdings Inc. on Form S-1 (the “Holdings IPO”), prior to which the shares of Common Stock of the Company will be exchanged for shares of Holdings Common Stock and the equity awards in respect of Common Stock, including the awards subject to the Plan, will be converted into equity awards in respect of Holdings Common Stock (the “Reorganization”);

WHEREAS, this Amendment will be effective as of immediately prior to the consummation of the Holdings IPO; provided, however, that, this Amendment shall be void ab initio if the Holdings IPO is not consummated within 10 days of the Holdings IPO Pricing Date.

NOW, THEREFORE, the Company hereby provides as follows, subject to the conditions as to effectiveness as set forth above:

1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in this Amendment (including the Whereas clauses) and the Plan.

2. Amendment.

(i) Section 5(b) of the Plan is hereby amended and restated in its entirety as follows:

“(b) During the period beginning on the Closing Date and ending on February 1, 2012 (the “Initial Grant Period”), Options to purchase 85% (eighty-five percent) of the shares of Common Stock underlying the Share Reserve shall be granted to employees of the Company and its Subsidiaries in the discretion of the Board, under the advisement of the CEO. Options to purchase the remaining shares of Common Stock (the “Reserve Options”) may, but are not required to be granted to employees of the Company and its Subsidiaries in the discretion of the Board, under advisement of the CEO (or, following an initial public offering of Common Stock, the Committee), following the Initial Grant Period; provided that grants of Reserve Options shall be allocated among one or more of the following: (i) Time Options, (ii) Performance Options that are Premium Strike Price Performance Options and (iii) Performance Options that are Fair Market Value Performance Options, in proportions similar to those set forth in Appendix A. Options that are only allocated to Time Options shall be referred to herein as “Series 2 Options” and Options that are allocated among Time Options and Performance Options (defined below) shall be referred to herein as “Series 3 Options.” Notwithstanding the foregoing, from and after the

Holdings IPO (x) no additional Series 3 Options that are Reserve Options as of the date of the Holdings IPO will be available for grant, and (y) 50% of the Series 2 Options that are Reserve Options as of the date of the Holdings IPO will continue to be available for grant until January 31, 2015 and will be granted on or prior to January 31, 2015, and the remaining 50% of the Series 2 Options will not be available for grant after the Holdings IPO.”

3. Miscellaneous. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Plan are and shall continue to be in full force and effect.

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As adopted by the Board of Directors of Santander Consumer USA Inc. as of December 28, 2013.